ARTICLES OF MERGER
                               OF
                     PENN-AKRON CORPORATION
                    (A Delaware Corporation)

                              INTO

                     PENN-AKRON CORPORATION
                     (A Nevada Corporation)

     The Undersigned, being all of the Directors of Penn-Akron
Corporation, a Delaware Corporation, and all of the officers and directors of Penn-Akron Corporation, a Nevada Corporation, hereby certify as follows:

1. A merger for the purpose of changing domicile has been approved by the Board of Directors of Penn-Akron Corporation, a Delaware corporation, and Penn-Akron Corporation, a Nevada corporation.

2. Shareholders owning 3,127,443 of the shares of common stock of Penn-Akron Corporation, a Delaware corporation, voted in favor of such merger on March 13, 2000, which number of shares is a majority of the 6,025,329 shares outstanding and are sufficient in number for approval. The sole shareholder of Penn-Akron Corporation, a Nevada corporation, voted for such a plan of merger on March 13, 2000.

3. A Notice, including a summary of the merger, was mailed to all shareholders of the Delaware corporation on or about
      March 3, 2000.

4. Penn-Akron Corporation, a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Penn-Akron Corporation, a Delaware corporation, the amount, if any, to which they shall be entitled under the provisions of the Delaware Corporation Statutes with respect to the rights of dissenting shareholders.


         Effective the 13th  day of March, 2000.

PENN-AKRON CORPORATION              PENN-AKRON CORPORATION
A DELAWARE CORPORATION             A NEVADA CORPORATION


By: ______/s/________________  By: _______/s/____________
  Curtis Olsen,  President             Curtis Olsen, President

By: _____/s/_________________  By: _______/s/____________
  Allison Olsen,  Secretary           Allison Olsen, Secretary




                          Plan of Merger
                                of
                      Penn-Akron Corporation
                    (A Delaware Corporation)
                               and
                     Penn-Akron Corporation
                     (A Nevada Corporation)

 THIS PLAN OF MERGER (the "Plan") dated as of March 13, 2000 is entered into by and between Penn-Akron Corporation, a Delaware corporation ("PNDE"), and Penn-Akron Corporation, a Nevada corporation ("PNNV"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                             Premises

 WHEREAS, PNNV is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 10,000,000 shares of common stock, par value $0.01 per share (the "Common Stock of PNNV"), of which 1000 shares are issued and outstanding as of the date hereof;

 WHEREAS, HSWY is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital of 10,000,000 shares of common stock, par value $0.01 per share (the "Common Stock of PNDE"), of which 6,025,329 shares are issued and outstanding as of the date hereof; and

 WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of PNDE with and into PNNV with PNNV as the surviving corporation as authorized by the statutes of the states of Delaware and Nevada.

                             Agreement

 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of PNDE to be converted into shares of stock of PNNV and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                             Article I
             Merger and Name of Surviving Corporation

 On the effective date of the merger, PNDE and PNNV shall cease to exist separately and PNDE shall be merged with and into PNNV, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "Penn-Akron Corporation" or such other name as may be available and to which the parties may agree.

                            Article II
                  Terms and Conditions of Merger

 The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

 (a)  On the Effective Date of the merger:

      (1) PNDE shall be merged into PNNV to form a single corporation, and PNNV shall be designated herein as the Surviving
Corporation.

      (2) The separate existence of PNDE shall cease.

      (3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.

      (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

 (b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of PNNV immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

 (c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of PNNV immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

 If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

                            Article III
               Manner and Basis of Converting Shares

 The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows.

 (a) Each share of Common Stock of PNDE outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of PNNV which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of PNDE shall be entitled, on surrender thereof along with the payment of $15 to PNDE's transfer agent Fidelity Transfer Company, 1800 S. Temple, Salt Lake City, UT 84115, to receive in exchange therefore a certificate or certificates representing the number of whole shares of Common Stock of PNNV, which such shares shall have converted into. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of PNDE) shall for all purposes evidence the ownership of the shares of PNNV into which such shares shall have been converted.

 (b) All shares of the Common Stock of PNNV into which shares of the Common Stock of PNDE shall have been converted pursuant to
Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of PNDE, as applicable.

 (c) If any certificate for shares of PNNV is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to PNNV or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of PNNV in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of PNNV or any agent designated by it that such tax has been paid or is not payable.
                            Article IV
              Certificate of Incorporation and Bylaws

 The articles of incorporation of PNNV shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of PNNV shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                             Article V
                       Shareholder Approval

 This Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the States of Delaware and Nevada. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of Delaware and Nevada.

                            Article VI
                      Officers and Directors

 The officers and directors of PNNV shall remain the officers and directors of PNNV, after the Merger, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

                            Article VII
 Approval and Effective Date of the Merger; Miscellaneous Matters

 1. The merger shall become effective when all the following actions shall have been taken:

      (a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of Delaware and Nevada;

      (b)This Plan, or certificate of merger in the form required, executed and verified in accordance with the laws of the states of Delaware and Nevada, shall be filed in the Offices of the Secretary of State of Delaware and Nevada; and

      (c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective
Date."

 2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of PNDE acquired or to be acquired by, or as a result of, the merger, the officers and directors of PNDE or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

 3. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of PNDE as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of PNDE against the Surviving Corporation.

 4. Such Surviving Corporation will promptly pay to the dissenting shareholders of PNDE the amount, if any, to which they shall be entitled under the provisions of the Delaware Revised
Business Corporation Act with respect to the rights of dissenting shareholders

 5. The Secretary of State of the State of Delaware shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

 6. The Surviving Corporation's address for any service of process received by the Secretary of State is Gateway Enterprises, 3230 E. Flamingo Road, Suite 156, Las Vegas, NV 89121.

 7. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

 8. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

 9. This Plan shall be governed by and construed in accordance with the laws of the state of Nevada.

 The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, the president and secretary of PNDE, and the president and secretary of PNNV, do hereby execute this Plan of Merger this 13th day of March, 2000, declaring and certifying that this is our act and deed and the facts herein stated are true.

Penn-Akron Corporation              Penn-Akron Corporation
a Delaware corporation              a Nevada corporation

         /s/                                /s/
By: Curtis Olsen, President         By: Curtis Olsen, President

         /s/                               /s/
By: Allison Olsen, Secretary        By: Allison Olsen, Secretary